Exhibit 23.3

Consent of Seward & Kissel LLP

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us in the section entitled “Taxation” in the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, Seward & Kissel LLP New York, New York March 2, 2023